UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 17, 2014

Sierra Income Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Ave, 33rd Floor

New York, NY 10152

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2014, Sierra Income Corporation (the “Company”) held its reconvened 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting was initially scheduled to take place on Tuesday, May 6, 2014, however, it was postponed due to lack of quorum.

The following two proposals were voted on at the Annual Meeting: (1) the re-election of Brook Taube and Stephen R. Byers, each to serve as a Class II director until the Company’s 2017 Annual Meeting of Stockholders or until a successor is duly elected and qualified; and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Stockholders of record at the close of business on March 12, 2014, were entitled to vote at the Annual Meeting. As of March 12, 2014, the record date, there were 22,542,683 shares of common stock outstanding and entitled to vote. A quorum consisting of 7,515,082 shares of common stock of the Company were present or represented at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Both proposals were approved by the requisite vote.

Proposal 1.	The re-election of Brook Taube and Stephen R. Byers, each to serve as a Class II director until the Company’s 2017 Annual Meeting of Stockholders or until a successor is duly elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brook Taube	7,412,244	102,838	0
Stephen R. Byers	7,401,744	113,338	0

Proposal 2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Votes Abstained
7,322,509	49,343	143,230

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2014	SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr
Richard T. Allorto, Jr.
Chief Financial Officer